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CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC Registration Numbers 33-48665 and 333-11731) of The Manitowoc Company, Inc. of our report dated May 14, 2003 relating to the financial statements of The Manitowoc Company, Inc. 401(k) Retirement Plan (F.K.A. - RSVP Profit Sharing Plan), which appears in this Form 11-K.

Manitowoc, Wisconsin
June 18, 2003